EXHIBIT 99.1

GAMG Approved for OTCQB Venture Market and Appoints Steven Horne as Chief Growth Officer

OTCQB qualification advances the Company’s capital-markets strategy as GAMG expands its executive leadership team

Rockville, MD — October 1, 2026 — Global Asset Management Group, Inc. (OTC: GAMG) (“GAMG” or the “Company”), a diversified asset management and holding company, today announced that it has been approved to trade on the OTCQB® Venture Market, operated by OTC Markets Group, under its existing symbol “GAMG.” The commencement and continuity of quotations remain subject to applicable market activation processes, broker-dealer participation, market conditions, and regulatory requirements.

The OTCQB approval follows the Company’s August 24, 2026 announcement that its broker-dealer-sponsored Form 211 submission had been processed by the Financial Industry Regulatory Authority in connection with Rule 15c2-11 and that GAMG had submitted its OTCQB application.

The Company also announced the appointment of Steven Horne as Chief Growth Officer, effective October 1, 2026. In this role, Mr. Horne will lead business development, strategic partnerships, opportunity origination, and market-expansion initiatives.

Advancing GAMG’s Capital-Markets Strategy

The OTCQB Venture Market is designed for entrepreneurial and development-stage U.S. and international companies that satisfy specified eligibility, financial reporting, disclosure, annual certification, bid-price, shareholder, public-float, transfer-agent, and other applicable requirements.

Management believes OTCQB qualification may increase GAMG’s visibility and accessibility among a broader range of market participants while providing investors with access to the Company’s current public disclosures. OTCQB qualification does not guarantee increased investor participation, trading volume, liquidity, capital availability, analyst coverage, or market value.

The OTCQB qualification supports GAMG’s broader capital-markets strategy and may assist the Company in:

•	Reaching a broader range of prospective investors;
•	Improving awareness of the Company and access to its public disclosures;
•	Supporting engagement with capital-markets participants; and
•	Advancing future strategic acquisitions and asset-expansion initiatives, subject to financing, due diligence, definitive documentation, required approvals, and other customary conditions.

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The Company’s long-term objectives may include qualifications for a higher-tier market or listing on a national securities exchange. Any such advancement would be subject to satisfaction of applicable financial, governance, market, regulatory, and other requirements, and no assurance can be provided that it will occur within any particular timeframe or at all.

CEO Commentary

Richard Balles, Chief Executive Officer of GAMG, stated:

“OTCQB qualification represents an important advancement in GAMG’s capital-markets strategy and reflects the disciplined work undertaken to strengthen the Company’s reporting, governance, and public-market infrastructure. We remain focused on thoughtful capital allocation, strategic acquisitions, operational execution, and the creation of sustainable long-term shareholder value.”

Appointment of Chief Growth Officer

Effective September 25, 2026, Steven Horne has been appointed Chief Growth Officer. Mr. Horne brings experience in business development, strategic partnerships, work with financial institutions, and the distressed-asset industry. In his new role, he will lead opportunity origination, market expansion, and the development of strategic relationships intended to support GAMG’s acquisition and operating strategy.

“Steven brings business-development and strategic-partnership experience that aligns well with GAMG’s growth strategy,” Balles said. “His appointment adds dedicated leadership to the identification, evaluation, and advancement of opportunities across the Company’s platform.”

Appointment of Strategic Advisor

GAMG also announced that Bruce M. Arinaga has joined the Company as a strategic advisor, bringing extensive experience in real estate development, hospitality, multifamily housing, private equity, and financial services. Arinaga has participated in major development and investment projects across Hawaii, the mainland United States, and Canada, including large-scale residential, retail, and healthcare developments. In his advisory role, Arinaga will provide strategic insight as GAMG evaluates real estate, investment, and growth opportunities.

About Global Asset Management Group, Inc.

Global Asset Management Group, Inc. is a diversified asset management and holding company focused on acquiring, developing, and managing operating businesses, real estate, and other strategic assets. The Company seeks opportunities where experienced management, strategic capital, operational improvement, and long-term ownership can contribute to sustainable enterprise value. For additional information, visit www.gamg.us and review the Company’s public filings and disclosures.

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Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of applicable federal securities laws. Forward-looking statements include statements regarding the commencement and continuity of quotations on the OTCQB Venture Market; anticipated visibility, accessibility, investor participation, trading volume, liquidity, market value, and access to capital; the Company’s growth, acquisition, financing, capital-allocation, and market-expansion strategies; strategic partnerships; potential qualification for a higher-tier market or listing on a national securities exchange; the anticipated contributions of the Chief Growth Officer; and other future events or conditions. Words such as “believe,” “could,” “expect,” “intend,” “may,” “plan,” “potential,” “seek,” “should,” “will,” and similar expressions identify forward-looking statements, although not all forward-looking statements contain these words.

Forward-looking statements are based on current expectations and assumptions and are subject to risks, uncertainties, and other factors that could cause actual results to differ materially from those expressed or implied. Among other matters, there can be no assurance that broker-dealers will initiate or maintain quotations in the Company’s securities; that an active, liquid, or orderly trading market will develop or be sustained; that OTCQB qualification will increase visibility, investor participation, trading volume, liquidity, capital availability, or market value; that any acquisition, financing, strategic partnership, market-expansion initiative, higher-tier market qualification, or national-exchange listing will be completed on anticipated terms or at all; or that the appointment of the Chief Growth Officer will produce the anticipated benefits. Readers are cautioned not to place undue reliance on forward-looking statements. The Company undertakes no obligation to update or revise any forward-looking statement except as required by applicable law.

Investor and Media Contact

Email: info@gamg.us

Website: https://www.gamg.us/

LinkedIn: https://www.linkedin.com/company/global-asset-management-group-gamg/

X: https://x.com/GAMG_OTC

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